UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49735	87-0642947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Del Rey Avenue Sunnyvale, CA 94085

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 636-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 22, 2006, Donald A. Goer, Chief Executive Officer of Intraop Medical Corporation, will deliver an investor presentation that includes, but is not limited to, the slides furnished with this Current Report on Form 8-K and is incorporated herein by reference. The information furnished on this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

By filing this report on Form 8-K and furnishing this information, Intraop Medical Corporation makes no admission as to the materiality of any information in this report. The information contained in this report on Form 8-K contains forward-looking statements and actual results could differ materially from those anticipated in, or implied by, such forward-looking statements as a result of various factors, including the risks outlined in the Company’s periodic filings with the SEC. The information contained in this report on Form 8-K is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 - Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Slides to be delivered at investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION

Date: September 21, 2006	By:	/s/ Howard Solovei
Howard Solovei Chief Financial Officer